Exhibit 99

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Ordinary Shares, $0.00001 par value per share of Webull Corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of August 14, 2025

SIG GLOBAL CHINA FUND I, LLLP

By: SIG Asia Investment, LLLP,

       pursuant to a Limited Power of Attorney

By: HCM Asia, Inc.,

       pursuant to a Limited Power of Attorney

By: /s/ Sarah Travis

Name: Sarah Travis

Title: Authorized Signatory

SIG ASIA INVESTMENT, LLLP

By: HCM Asia, Inc.,

       pursuant to a Limited Power of Attorney

By: /s/ Sarah Travis

Name: Sarah Travis

Title: Authorized Signatory

HCM ASIA, INC.

By: /s/ Sarah Travis

Name: Sarah Travis

Title: Authorized Signatory